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                                                                    EXHIBIT 23.2
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated
April 2, 1999 (except as to the matters discussed in Note 12 to the financial statements, as to which the date is December 2, 1999), included in Preview Systems, Inc.'s Form S-1/A (Registration No. 333-87181) and to all references to our firm included in this Registration Statement.


Portland, Oregon                                 /s/ Arthur Andersen LLP
December 2, 1999